UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  September 26, 2012  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                                     (State or other jurisdiction                         (Commission File     IRS Employer
of incorporation)                                      Number)            Identification Number)

Accredited Business Consolidators Corp.
c/o Accredited Suppliers Nicaragua S.A.
De La Estatua de Montoya
1 Cuadra al Sur
Casa Esquinera
Apartado PA-228
Managua 10000
Nicaragua

(Address of principal executive offices)

1-267-864-7737 or +505-8796-8888
(Registrant's telephone number, including area code)

196 West Ashland
Doylestown, PA  18901
(Former Name or Former Address, if changed since last report)

ITEM 2.01  Completion of Disposition of Assets

          Accredited Business Consolidators Corp. (OTCQB: ACDU) on October 1, 2012, acquired fifteen percent (15%) of the preferred and common stock of Accredited Transcription Corp. ("ATC"), a Pennsylvania corporation, in exchange for a three year management and consulting arrangement.  ACDU cannot currently place a valuation on the acquisition because of the youth of the enterprise.  ACDU acquired the stock directly from ATC.  ACDU previously listed ATC in its financials as an enterprise it expected to acquire a percentage ownership in.

          Effective October 3, 2012, ATC owns 100% of United States Patent 6,298,326.  In March 2012, ATC acquired 66.6% of the patent.  The remaining percentage was acquired on September 22, 2012.   The United States Patent and Trademark Office acccepted the second assignment on October 3, 2012.  ATC also maintains possession of working prototypes of machines that utilize the technology.

          The patent provides for a voice transcription system whereby a user speaks into a telecommunications device, the voice is transmitted to a data center, and the data center converts the voice into text.  ATC advised ACDU that it believes multiple companies, including Google, Apple, Samsung, Vlingo Inc., and others are clearly infringing on the patent.   While these entities may have modernized the process, the core concept stems from the invention covered by some of the 24 claims within Patent 6,298,326.  ATC informed ACDU that it intends to act promptly in notifying alleged infringers as to its claims and that it will vigorously pursue litigation to assure its technology is not being misused by third parties.

ITEM 1.01  Entry Into a Material Agreement

           On September 26, 2012, ACDU entered into an agreement with RSS Marketing, Inc., to participate in a venture known as AccrediHost.  RSS Marketing Inc. will manage the venture and provide ACDU with a commission amounting to fifty percent (50%) of the profit from the services. Through the www.accredihost.com website, the association offers access to low price international web hosting services with a choice of four different international data service locations. Prices start under $6.00 per month for web hosting plans. Users have a choice of having their data and websites hosted in the United Kingdom, Sweden, Australia, or the United States.Accredihost.com will be offering stand-alone domain names for $9.95 per year with no gimmicks. While many domain registration companies provide a low price for the first year only, Accredihost.com will retain competitive pricing no matter how many years of service are applied for. The $9.95 annual registration cost includes .com, .org, ..net, .info, .de, .ru, .biz, .us, .co.uk, and .eu domains.Accredihost.com also introduced www.stockholmhost.com to focus on its Pionen Data Center-based hosting offerings. The Pionen Data Center in Sweden is one of the most reputable and secure data centers in the world, successfully hosting Wikileaks without interruption. Through www.stockholmhost.com, the data center is available to smaller companies and websites at low prices. To focus on the United Kingdom data center, Accredihost.com created www.london-host.com. While the site features the United Kingdom data center, it also allows customers to sign up for services at the other hosting locations.  Shareholders should note that RSS Marketing Inc. is aligned with ACDU and shares certain management.  ACDU provides consulting and management services to RSS Marketing.

ITEM 8.01  Other Matters

          As most shareholders are aware from our previous filings and press releases, our address at 196 West Ashland Street in Doylestown, Pennsylvania, is a virtual office.  Our officers are not located in the United States.  Our President, Joanna Chmielewska, resides in the European Union. Our Vice President and Chief Operating Officer, Andy William, resides in Nicaragua.  The majority of our business records are kept in Nicaragua in the possession of Mr. William.  Many of our business activities are in Nicaragua including our consulting services and loans made to Richwood Eco Ventures, Inc., and Accredited Suppliers Nicaragua, S.A.

          To provide a physical location for our business records, we have entered into a sub-lease with Accredited Suppliers Nicaragua, S.A., to share their physical office located at De La Estatua de Montoya, 1 Cuadra al Sur, Casa Equinera, Managua, Nicaragua.  Although mail service is possible to our physical address, because the office is only sporadically staffed, we ask that correspondence continue to be sent to our Pennsylvania virtual office or to our Post Office Box in Nicaragua:  Accredited Group; Apartado PA 228; Managua 10000, Nicaragua.

          In accordance with Pennsylvania law, any legal correspondence, official filings, summonses, notices, tax demands, etc., should be served on our Commercial Registered Office Provider, ABC Agents, Inc., in Westmoreland County, Pennsylvania.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 4, 2012

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Andy William
Andy William, Vice President and Chief Operating Officer
          web:  www.accreditedbiz.com
          fax:  1-267-371-5168